Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No, 333-47516) pertaining to the ADVO, Inc. Deferred Compensation Plan, (Form S-8 No. 333-71679) pertaining to the 1998 Incentive Compensation Plan, (Form S-8 No. 333-81365) pertaining to the MailCoups, Inc. 401(k) Savings Plan, (Form S-8 No. 333-38237) pertaining to the ADVO, Inc.’s President’s Club Stock Award Plan, (Form S-8 No. 333-11323) pertaining to the ADVO, Inc. 401(k) Savings Plan No. 001, (Form S-8 No. 333-115387) pertaining to ADVO, Inc. 401(k) Savings Plan No. 004 as of our reports dated December 1, 2006, with respect to the consolidated financial statements and schedule of ADVO, Inc., management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ADVO, Inc., included in this Annual Report (Form 10-K) for the year ended September 30, 2006.

/s/ Ernst & Young LLP

Hartford, Connecticut

December 4, 2006